Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (504) 566-4582

Tidewater Receives Limited Waiver Extensions from its Lenders and Noteholders

NEW ORLEANS, March 3, 2017 – As previously reported, Tidewater Inc. (NYSE: TDW) has been in discussions with its principal lenders and noteholders to amend the company’s various debt arrangements to obtain relief from certain covenants.  Pending the resolution of those discussions, the company had previously received limited waivers from the necessary lenders and noteholders which waived compliance with these covenants until March 3, 2017.  The company has now received extensions of those waivers until March 13, 2017.

Tidewater is the leading provider of OSVs to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.